SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  AUGUST 14, 1995.


                                   ACC CORP.


DELAWARE                      0-14567                  16-1175232
(State or other         (Commission File Number)       (IRS Employer
 jurisdiction                                          Identification No.)
of incorporation)


                  400 WEST AVENUE, ROCHESTER, NY 14611
                  (Address of Principal Executive Offices)

            Telephone Number, including area code:  (716) 987-3000

                       NOT APPLICABLE                              (Former name
or former address, if changed since last report.)

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS.

      On August 14, 1995, the Registrant, through its 70% owned Canadian subsidiary, ACC TelEnterprises Ltd. ("ACL"), purchased all of the issued and outstanding shares of capital stock of four affiliated privately-held Canadian corporations operating under the business name of "Metrowide Communications," pursuant to the terms of a Share Purchase Agreement ("Agreement") between ACL and the shareholders of the Metrowide Communications corporations dated as of August 1, 1995.

      The Metrowide Communications corporations are rebillers of local and long distance telecommunications services in the Province of Ontario, Canada that purchase both local service and long distance service capacity from various providers of such services, including ACL, and repackage and resell such services primarily in the Toronto, Ontario area. ACL is one of the largest non-facilities based telecommunications carriers in Canada and intends to continue to offer and to expand upon the telecommunications services offered by the Metrowide Communications corporations.

      ACL is paying a total purchase price of C$6,000,000 (approximately U.S.$4,380,000) for all of these shares. Of this total, C$2,000,000 (approximately U.S.$1,460,000) was paid at the closing of this transaction on August 14, 1995, and the remaining C$4,000,000 (approximately U.S.$2,920,000) will be paid in installments through August 1, 1996. This purchase price was determined on the basis of arms-length negotiations between ACL and the shareholders of the Metrowide Communications corporations.

      Except for arms-length transactions between the various Metrowide Communications corporations and ACL and its affiliates in the ordinary course of business, none of the Metrowide Communications corporations nor any of their respective officers or directors have any material relationship with the Registrant, any of the Registrant's affiliates, any Director or officer of the Registrant, or any associate of such Director or officer.

      The purchase price for this acquisition has been and will be paid out of ACL's operating cash flow.


ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

      (A) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED. The Registrant will file such financial statements as may be required by this paragraph within 60 days following the filing date of this Report, in accordance with paragraph
(a)(4) of this Item 7.

      (B) PRO FORMA FINANCIAL INFORMATION. The Registrant will file such financial statements as may be required by this paragraph within 60 days following the filing date of this Report, in accordance with paragraph (a)(4) of this Item 7.

      (C)   EXHIBITS.  See Exhibit Index.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          ACC CORP.
                                          (Registrant)

Date:  October 27, 1995             By:  /S/ SHARON L. BARNES
                                          Sharon L. Barnes, Controller

                                 EXHIBIT INDEX



EXHIBIT
NUMBER                  DESCRIPTION

 2-1        Share Purchase Agreement, dated as  of  August 1, 1995, between ACC
TelEnterprises Ltd. and the Shareholders of the MetrowideCommunications Corporations Listed Therein. [Note: This Exhibit isthe subject of a Request for Confidential Treatment before the SEC.]